Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of STAG Industrial, Inc. of our report dated February 15, 2018 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in STAG Industrial, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

May 3, 2018